SCHEDULE II

 INFORMATION WITH RESPECT TO
 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
 SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HI-SHEAR INDUSTRIES

                    GAMCO INVESTORS
8/08/01        1,069,567-		    3.1400
                    GABELLI INTERNATIONAL LTD
                                 8/08/01           19,000-            3.1400
                    GABELLI ASSOCIATES FUND
                                 8/08/01           18,840-            3.1400
                                 7/02/01              500             2.5300
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 8/08/01           26,500-            3.1400
                         GABELLI ASSET FUND
                                 8/08/01           60,000-            3.1400
                         GABELLI CAPITAL ASSET FUND
                                 8/08/01            7,500-            3.1400
                         GABELLI ABC FUND
                                 8/08/01          152,000-            3.1400


(1) THE TRANSACTIONS ON 8/8/01 WERE IN CONNECTION
    WITH THE LIQUIDATION DESCRIBED IN ITEM 5 OF
    THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER
    TRANSACTIONS WERE EFFECTED ON THE NASDAQ
    NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.